                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

SUBSIDIARIES OF ASHTON WOODS USA LLC

                                                STATE OF
                                             INCORPORATION/
NAME                                           FORMATION
----                                           ---------
Ashton Woods Construction LLC                      AZ
Ashton Woods Corporate, LLC                        NV
Ashton Orlando Residential L.L.C.                  NV
Ashton Woods Arizona L.L.C.                        NV
Ashton Tampa Residential, LLC                      NV
Ashton Denver Residential, LLC                     NV
Ashton Woods Florida L.L.C.                        NV
Ashton Woods Butler L.L.C.                         NV
Ashton Woods Lakeside L.L.C.                       NV
Canyon Realty L.L.C.                               TX
Ashton Dallas Residential L.L.C.                   TX
Ashton Houston Residential L.L.C.                  TX
Ashton Houston Development LLC                     TX
Ashton Brookstone, Inc.                            TX
Black Amber Florida, Inc.                          FL
Ashton Burden, LLC                                 FL
Ashton Woods Orlando Limited Partnership           FL
Isleworth West Limited Partnership                 FL
Pinery Joint Venture                               CO
Ashton Atlanta Residential, L.L.C.                 GA
Ashton Woods Transportation, LLC                   GA
Ashton Finance Co.                                 DE